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                                   EXHIBIT 21
                                  SUBSIDIARIES

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NAME OF CORPORATION                                            STATE OF INCORPORATION
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
Advocat Ancillary Services, Inc.                               Tennessee
Advocat Distribution Services, Inc.                            Tennessee
Advocat Finance, Inc.                                          Delaware
Diversicare Afton Oaks, LLC                                    Delaware
Diversicare Assisted Living Services, Inc.                     Tennessee
Diversicare Assisted Living Services NC, LLC                   Tennessee
Diversicare Assisted Living Services NC I, LLC                 Delaware
Diversicare Assisted Living Services NC II, LLC                Delaware
Diversicare Canada Management Services Co., Inc.               Ontario, Canada
Diversicare General Partner, Inc.                              Texas
Diversicare Good Samaritan, LLC                                Delaware
Diversicare Leasing Corp.                                      Tennessee
Diversicare Leasing Corp. of Alabama                           Alabama
Diversicare Management Services Co.                            Tennessee
Diversicare Pinedale, LLC                                      Delaware
Diversicare Windsor House, LLC                                 Delaware
First American Health Care, Inc.                               Alabama
Senior Care Florida Leasing, LLC                               Delaware
Senior Care Cedar Hills, LLC                                   Delaware
Senior Care Golfcrest, LLC                                     Delaware
Senior Care Golfview, LLC                                      Delaware
Senior Care Southern Pines, LLC                                Delaware
Sterling Health Care Management, Inc.                          Kentucky
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